UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

NOVANTA INC.

(Exact name of registrant as specified in is charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	NOVT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to Vote of Security Holders.

On May 10, 2023, Novanta Inc. (the “Company”) held its annual general meeting of shareholders. A total of 33,456,204 common shares were present or represented by proxy at the meeting, representing approximately 93.45 percent of the Company’s outstanding common shares as of March 27, 2023, the record date for the meeting. The following are the voting results on the proposals considered and voted upon at the meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2023.

Item 1 — Election of directors for a term of office expiring on the date of the annual meeting of shareholders in 2024, until their successor is elected or appointed, or until their earlier death, resignation, or removal.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Lonny J. Carpenter	31,837,396	883,645	735,163
Matthijs Glastra	31,797,974	923,067	735,163
Barbara B. Hulit	32,507,292	213,749	735,163
Maxine L. Mauricio	31,868,149	852,892	735,163
Katherine A. Owen	32,674,886	46,155	735,163
Thomas N. Secor	31,783,438	937,603	735,163
Darlene J. S. Solomon, Ph.D.	31,739,831	981,210	735,163
Frank A. Wilson	32,502,373	218,668	735,163

Item 2 — Approval, on an advisory basis, of the Company’s executive compensation.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
31,773,157	931,107	16,777	735,163

Item 3 — Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2024 annual meeting of shareholders.

Votes FOR	Votes WITHHELD
33,292,275	163,929

Based on the foregoing votes, each of the eight nominees for director was elected and Items 2, and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.

Date: May 11, 2023	By:	/s/ Michele D. Welsh
Michele D. Welsh
General Counsel and Corporate Secretary